UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

Home School Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	0-53133	26-1983716
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

2700 South River Road, Suite 106

Des Plaines, Illinois 60018

(Address of Principal Executive Offices including Zip Code)

(847) 391-5079

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 9, 2009, Mr. Christopher K. Davies (“Director”), resigned his position as a Member of the Board of Directors of Home School Holdings, Inc. (the “Company”) effective August 31, 2009 (“resignation”). The resignation was undertaken without prejudice on the part of the Director or the Company. As a result of the resignation, the Board of Directors now consists of three members, Mr. Kenneth Lydecker; Mr. David Nicholson, and; Mr. Thomas Morrow, its Chairman. The Company still meets the NASDAQ standard for Director Independence with one non-independent and two independent directors. The Director’s letter of resignation is attached as an exhibit to this Form 8-K.

Home School Holdings, Inc. Names Tony Langford as Chief Financial Officer and

Principal Accounting Officer

On September 14, 2009, Tony Langford was appointed as the Chief Financial Officer of the company. Mr. Langford, 44, is a Certified Public Accountant in the State of Illinois and is a member of the American Institute of Certified Public Accountants (AICPA) and the Illinois CPA Society (ICPAS). Mr. Langford was awarded his Bachelors of Science in Commerce from DePaul University, Chicago, IL in 1989. He has performed work in the public accounting industry and has held various financial and technology related positions within several Fortune 500 companies.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Letter of resignation – Christopher K. Davies

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME SCHOOL HOLDINGS, INC.

DATE: September 14, 2009	By:	/s/ Thomas Morrow
Thomas Morrow
Chief Executive Officer

Index to Exhibit

Exhibit Number	Description

Exhibit 99.1	Letter of resignation – Christopher K. Davies